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                                                                Exhibit 10.11

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                        EDUCATION MANAGEMENT CORPORATION

                           DEFERRED COMPENSATION PLAN


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                                  OCTOBER 1995


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                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION PLAN


         The Education Management Corporation Deferred Compensation Plan has been designed to permit certain highly compensated officers of the Company to defer current compensation which cannot be redirected into the Company's Retirement Plan and the Employee Stock Ownership Plan due to IRS limitations. It offers you a way to accumulate savings for the future while at the same time sheltering income from current taxation. Plan accumulations are taxed when you receive a distribution of your account.

         Following is a summary of the plan's main features. Please review this information carefully and consider how the plan might help you to meet your current and future financial objectives. If you have questions about any of the plan's provisions, please contact Bob Cypher, Diane Klimek or any member of the Retirement Committee who is responsible for managing and administering the plan.

WHO IS ELIGIBLE

         Under this plan, participation is at the discretion of the Retirement Committee. At present, you are eligible to participate in the plan if you are:

         - An officer of the Company earning at least $118,800 each year or an operating unit President; and

         - Making pre-tax contributions to the Education Management Corporation Retirement Plan; or

         - Limited in the amount that can be contributed on your behalf to the Retirement Plan or ESOP.

         No executive will be permitted to participate in this Plan if that executive's participation would cause the Plan to fail to qualify as primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act.

         Your participation in the Deferred Compensation Plan begins when you submit a Deferral Agreement to the Retirement Committee by no later than either of the following dates:

         - 30 days after you are notified of your right to participate in the plan, or

         -        December 15 of any calendar year if the above does not apply.

TYPE OF PLAN

         The Education Management Corporation Deferred Compensation Plan is a non-qualified deferred compensation plan. Even though the plan is non-qualified, it is still subject to rules and regulations as established by the Internal Revenue Service.


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Education Management Corporation Deferred Compensation Plan               Page 1
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PLAN YEAR

         Records for the plan are maintained on a calendar year basis which begins on January 1 and ends on December 31.

IRS LIMITS

         The Internal Revenue Code places limits on the amount that may be contributed by or on behalf of highly compensated employees to qualified plans like our Retirement Plan and ESOP.

         - Even though the EMC Retirement Plan allows participants to contribute up to 10% of their gross earnings to the 401(k), the maximum annual dollar amount currently allowed by the IRS is $9,240.

         - Contributions to a 401(a) plan cannot discriminate in favor of highly compensated employees. The level of pre-tax deferrals permitted for highly compensated employees depends on the level of deferrals made by non-highly compensated employees.

         - In 1994, Congress lowered the annual compensation cap for qualified benefit purposes to $150,000.

         - Each year, the maximum benefit which can be contributed to an employee's retirement plan and ESOP accounts, from all sources, can be no more than 25% of earnings or $30,000, whichever is less.

DEFERRALS TO THE PLAN

Your Deferrals

         You can defer up to 7% of your compensation into a salary deferral account. The minimum amount you can defer is $100,000 or 1% of your compensation, whichever is less. You may elect to defer a portion of your base salary, Management Incentive Bonus (should one be paid) or both.

         You must make any deferral election for the upcoming calendar year by no later than December 15 of the current year. Your election applies to any compensation that would otherwise be paid to you during the next calendar year. To change your deferral election for a future calendar year, you must complete and return a new Deferral Agreement to the Retirement Committee.

Company Credits

         You will receive credit to your Individual Account in the Deferred Compensation Plan if your Company contributions to the Retirement Plan or ESOP are limited by IRS compensation or contribution maximums. The credits you receive will be equal to the additional amounts you would have received had pay and contribution maximums not been in effect.


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Education Management Corporation Deferred Compensation Plan               Page 2
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CONDITIONS OF ENTITLEMENT

         You are always entitled to receive any compensation you defer through the plan (plus or minus investment debits or credits) if you leave the Company for any reason. You become entitled to Company credits in your account based on your years of service with Education Management Corporation. This means if you leave the Company for any reason other than retirement, death or disability, you are entitled to Discretionary Credits, ESOP Credits and Matching Credits in your individual account. The following chart shows the plan's entitlement schedule for Company credits:

               YEARS OF SERVICE                   PERCENTAGE ENTITLEMENT
                  0 to 2 years                          0%
                  3 years                              20%
                  4 years                              40%
                  5 years                              60%
                  6 years                              80%
                  7 years or more                     100%

         Your years of service are measured under the Deferred Compensation Plan the same way they are measured under the Retirement Plan.

         Regardless of your years of service, you or your designated beneficiary are entitled to the full value of Company credits in your individual account when you:

         -        terminate employment at or after reaching the age of 65,

         - become totally disabled while actively employed by the Company. Total disability means your inability to engage in any substantial gainful activity by reason of any physical or mental impairment which is expected to result in death or be of a long, continued and indefinite duration, as certified by a written opinion of a physician selected by the Retirement Committee, or

         -        die while actively employed.


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Education Management Corporation Deferred Compensation Plan               Page 3
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GRANTOR TRUST

         Many companies choose to pay deferred compensation benefits out of their general corporate assets when payments become due. Others decide to set money aside in a grantor trust in advance of the payment date to help reduce employee concerns that the Company may renege on its promise to pay.

         The IRS allows the use of a grantor trust as long as an employee's rights to deferred compensation meet the following criteria:

         - the assets set aside under the plan must be subject to the claims of the Company's general creditors in the event of bankruptcy; and

         - the employee may not have access to the assets the Company set aside to fulfill the promise to pay.

         Education Management Corporation has established a grantor trust with PNC Bank to accumulate assets for future benefit payment. Mockenhaupt, Mockenhaupt, Cowden & Parks (MMC&P) is the recordkeeper for the plan.

INVESTMENT FUNDS

         The plan provides the following Fidelity investment funds from which you can choose:

         -        Intermediate Bond Fund
         -        Magellan Fund
         -        Growth Company Fund
         -        Fidelity Asset Manager
         -        Fidelity Asset Manager:  Income
         -        Fidelity Asset Manager:  Growth
         -        Worldwide Fund

         You may select one fund or up to all seven funds in increments of at least 10%.

         These investment percentages may apply separately to your existing account values, or future salary deferral credits, Discretionary Credits, ESOP and Matching Credits or equally for both existing individual account values and future credits.

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Education Management Corporation Deferred Compensation Plan               Page 4
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CHANGING YOUR ELECTIONS

         You may make the following changes to your account:


===========================================================================================
                                                  YOU CAN MAKE
                    YOU MAY CHANGE:               THIS CHANGE:         TO MAKE A CHANGE:
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
YOUR BENEFICIARY -- The individual you name       At any time       Complete a new
to receive the value of your account upon                           Beneficiary Designation
your death.                                                         Form
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YOUR DEFERRAL PERCENTAGE -- The percentage        As of any         Complete the change
of your compensation you defer through the        January 1         section of the Deferral
plan.                                                               Agreement and submit it
                                                                    by December 15 of the
                                                                    preceding year
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YOUR INVESTMENT ELECTION -- The                   At any time       Call MMC&P directly at
investments you select for your individual
account (in 10% increments).
===========================================================================================

ACCOUNT ACTIVITY

         You will receive an account statement as of the last day of each calendar quarter that shows the market value of the assets of the grantor trust underlying your individual account and its activity as of that date.

HOW AND WHEN YOUR ACCOUNT IS PAID

         When you enroll, you must complete an Election of Form of Payment to choose how and when you want your account to be paid. Generally:

         - if you terminate employment, regardless of age or length of service, you are entitled to receive a payment of the balance of your Salary Deferral Account.

         - if you die, become disabled or terminate employment after the attainment of age 65, you (or your beneficiary) are entitled to receive a payment of the total balance of your Individual Account.

         - if you terminate employment after the attainment of age 55 and are fully vested, you are entitled to receive a payment of the total balance of your Individual Account.


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Education Management Corporation Deferred Compensation Plan               Page 5
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         You may choose to receive payments as soon as administratively possible following one of these events or at some future point in time. In addition, you may select either a single lump sum or equal annual installment payments, as follows:

         LUMP SUM -- If you elect to receive your account in a lump sum, the amount you receive will equal your deferrals and vested Company credits (plus or minus investment debits or credits).

         EQUAL ANNUAL INSTALLMENTS -- If you elect this payment option, your account (your deferrals and earned Company credits plus investment debits or credits) will be paid in equal annual installments for the time period you specify at enrollment, for a period not less than 2 years, but not to exceed 10 years. The balance of your account will continue to realize investment experience based on the investment options you have chosen.

PAYMENT FORM

         All distributions will be made in cash.

OTHER FACTS ABOUT THE PLAN

         - You may request a withdrawal of all or a part of your salary deferrals (no investment debits and credits and no Company credits) if you have a hardship. You may request a withdrawal only for the amount necessary to satisfy the hardship. The Retirement Committee will approve your request if it concludes that you have a financial hardship that can be met only by the credits in your salary deferral account. A financial hardship under the Deferred Compensation Plan is limited by IRS rules and regulations to the following situations:

                  - a sudden and unexpected illness or accident of you or your dependent, or

                  -        loss of property due to casualty.

         -        Plan loans are not permitted.

         - Normally, plan benefits are paid directly from the Company's general assets (including the grantor trust). This is because of special rules imposed by the Internal Revenue Service on these types of plans.



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Education Management Corporation Deferred Compensation Plan               Page 6
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TAX TREATMENT

         Under current rules, it is expected that funds you defer will be excluded from your compensation for federal income tax purposes as reported on Form W-2 for the year in which they are deferred. As you plan how to receive your Deferred Compensation Plan account, consider your tax strategy. When you receive a distribution of your account you will owe ordinary federal income taxes in the year of receipt.

         No preferential federal income tax treatment is available for the distribution received from your Deferred Compensation Plan account (i.e. rollover into a qualified plan such as a 401(k) or an IRA).

PLAN DOCUMENT GOVERNS

         The information in this summary explains the main features of the Deferred Compensation Plan and is not intended to give you all the details or cover every possible situation that could occur. Further, Education Management Corporation retains the right, at its sole discretion, to change or discontinue the plan, or any benefit under the plan, at any time.

         The Deferred Compensation Plan is governed by an official legal document -- called a plan document -- which is always the final authority. A plan document is provided for your reference.

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Education Management Corporation Deferred Compensation Plan               Page 7
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                        EDUCATION MANAGEMENT CORPORATION

                           DEFERRED COMPENSATION TRUST
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                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION TRUST

                                TABLE OF CONTENTS

SECTION 1 ................................................................     2
         ESTABLISHMENT OF TRUST

SECTION 2 ................................................................     3
         PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

SECTION 3 ................................................................     4
         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
         TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

SECTION 4 ................................................................     6
         PAYMENTS TO THE COMPANY

SECTION 5 ................................................................     7
         INVESTMENT AUTHORITY

SECTION 6 ................................................................     8
         DISPOSITION OF INCOME

SECTION 7 ................................................................     9
         ACCOUNTING BY TRUSTEE

SECTION 8 ................................................................    10
         RESPONSIBILITY OF TRUSTEE

SECTION 9 ................................................................    11
         COMPENSATION AND EXPENSES OF TRUSTEE

SECTION 10 ...............................................................    12
         RESIGNATION AND REMOVAL OF TRUSTEE

SECTION 11 ...............................................................    13
         APPOINTMENT OF SUCCESSOR

SECTION 12 ...............................................................    14
         AMENDMENT OR TERMINATION

SECTION 13 ...............................................................    16
         MISCELLANEOUS

SECTION 14 ...............................................................    17
         EFFECTIVE DATE

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                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION TRUST


(a) This Agreement made this ____ day of _________, 1995, by and among Education Management Corporation (the "Company"), PNC Bank, National Association (the "Trustee") and Mockenhaupt, Mockenhaupt, Cowden & Parks, Inc. (the "Agent").

(b) WHEREAS, the Company has adopted a nonqualified deferred compensation plan designated as the Education Management Corporation Deferred Compensation Plan (the "Plan");

(c) WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

(d) WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

(e) WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(f) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows.

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                                    SECTION 1

                             ESTABLISHMENT OF TRUST


(a) The Company hereby deposits with Trustee in trust $_________, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established is revocable by the Company; however, it shall become irrevocable immediately upon a Change in Control as defined herein.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits. Any such deposits must be approved by the Board of Directors of the Company.

(f) Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than two (2) business days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

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                                    SECTION 2

              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES


(a) The Company shall deliver to the Agent a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Agent for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Agent shall certify in writing to the Trustee the amount of funds to be transferred to the account maintained by the Agent for benefit payments and the time of such transfer, and the Trustee shall transfer such funds in accordance with the Agent's written certification. Except as otherwise provided herein, Agent shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule. Agent shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amount withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. In addition, Agent shall perform such participant recordkeeping services as may be agreed upon between Agent and Company.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee and Agent of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments or benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. Trustee shall notify the Company and Agent where the principal and earnings are not sufficient to make benefit payments.

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                                    SECTION 3

                  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                   TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT


(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

         (1) The Board of Directors and Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

         (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

         (4) The Trustee shall resume the payments of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided hereunder during any such period of discontinuance.

                                    SECTION 4

                             PAYMENTS TO THE COMPANY


Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    SECTION 5

                              INVESTMENT AUTHORITY


(a) At the direction of the Agent, the Trustee shall invest the assets of the Trust in such mutual funds as are authorized under Section 6.02 of the Plan. The Agent shall determine the investment credits and debits to the individual accounts of Plan participants.

(b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

(c) The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

                                    SECTION 6

                              DISPOSITION OF INCOME


During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested. Notwithstanding the foregoing, the Trustee may hold uninvested from time to time such amounts as are necessary for the cash requirements of the Plan, without liability for interest.

                                    SECTION 7

                              ACCOUNTING BY TRUSTEE


(a) The Trustee shall maintain such separate accounts within the Trust as the administrator of the Plan may require for the efficient administration of the Plan, including, for example, separate accounts for each participant in the Plan of the types specified therein. Such accounts shall be valued daily, so that changes of investment may be made daily.

(b) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Upon the expiration of ninety (90) days from the date of filing any such account, or upon the earlier specific approval thereof by the Company or the Agent, the Trustee shall be forever released and discharged from all liability and accountability to the Company with respect to the propriety of its acts and transactions shown in such account, except with respect to any such acts or transactions as to which the Company or the Agent shall, within such ninety (90) day period, file written objections with the Trustee. Nothing herein contained, however, shall be deemed to preclude the Trustee of its right to have its account judicially settled by a court of competent jurisdiction.

                                    SECTION 8

                            RESPONSIBILITY OF TRUSTEE


(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder.

(e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, as well as all other powers necessary or appropriate to carry out its responsibilities under this Trust Agreement, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of
         Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to other Internal Revenue Code.

                                    SECTION 9

                      COMPENSATION AND EXPENSES OF TRUSTEE


(a) The compensation of the Trustee shall be such as the Trustee and the Company separately agree in writing from time to time.

(b) The Company shall pay the compensation and expenses of the Trustee. If not so paid within ninety (90) days of the date incurred or within thirty (30) days of the Trustee's billing, whichever last occurs, the fees and expenses shall be paid from the Trust.

                                   SECTION 10

                       RESIGNATION AND REMOVAL OF TRUSTEE


(a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise.

(b) If the Trustee resigns or is removed within two (2) years of a Change of Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

(c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 thereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 11

                            APPOINTMENT OF SUCCESSOR


(a) If the Trustee resigns (or is removed) in accordance with Section 10(a) hereof, the Company may appoint any third party as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)      If the Trustee resigns or is removed pursuant to the provisions of
         Section 10(b) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank, trust department, or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

(c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   SECTION 12

                            AMENDMENT OR TERMINATION


(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with
         Section 1(b) hereof.

(b) After Change of Control, the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

(c) After Change of Control, upon written approval of participants or benefits entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

(d) For the purposes of this Trust, Change of Control shall mean the happening of the events set forth below:

         (i) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended, the "Exchange Act") of beneficial ownership (within the meaning of Rule 13-d3 promulgated under the Exchange Act) of a number of shares of common stock of the Company in excess of 20% of all the outstanding shares of common stock of the Company; provided, however, that the following shall not constitute a Change in Control: any acquisition by (A) the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (b) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company common stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Company common stocks; or

         (ii) Individuals who constitute the incumbent Board of Directors of the Company cease for any reason to constitute in excess of two-thirds of the Board; provided, however, that any individual becoming a director subsequent to January 1, 1994, whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board; or

         (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals or entities who were the respective beneficial owners of the Company common stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, then outstanding shares of common stock and the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, or the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Company common stock prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Company common stock immediately prior to such reorganization, merger or consolidation, as the case may be; or

         (iv) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the value of the assets of the Company and its Subsidiaries other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company common stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company common stock, as the case may be, immediately prior to such sale or disposition.

                                   SECTION 13

                                  MISCELLANEOUS


(a) Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibitions, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(d) The Trustee may not assign this Trust Agreement without the express written consent of the Company.

(e) The Trustee shall be indemnified and saved harmless by the Company from and against any and all liability to which the Trustee may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Company, the employees or agents of the Company, the Agent, the Plan administrator, Plan participants, or any other fiduciary of the Plan, and for any liability arising from the actions or nonactions of any predecessor trustee or fiduciary or other fiduciaries of the Plan.

(f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

                                   SECTION 14

                                 EFFECTIVE DATE


The effective date of this Trust Agreement shall be April 1, 1995. In witness whereof, the parties hereto have executed this Trust Agreement this ______, day of _______________, 1995.

ATTEST:                                EDUCATION MANAGEMENT
                                       CORPORATION


By:                                    By:
   --------------------------------       --------------------------------


ATTEST:                                PNC BANK, NATIONAL ASSOCIATION


By:                                    By:
   --------------------------------       --------------------------------



ATTEST:                                MOCKENHAUPT, MOCKENHAUPT,
                                       COWDEN & PARKS, INC.


By:                                    By:
   --------------------------------       --------------------------------

                             PAYING AGENT AGREEMENT


AGENCY AGREEMENT made this ____________ day of ___________________, 1995, by and between EDUCATION MANAGEMENT CORP. (hereinafter called the "Company"), PNC BANK, NATIONAL ASSOCIATION (hereinafter called the "Trustee") as trustee of the EDUCATION MANAGEMENT CORPORATION DEFERRED COMPENSATION TRUST (hereinafter called "Trust"), the PLAN ADMINISTRATOR (hereinafter called the "Plan Administrator") for the EDUCATION MANAGEMENT CORPORATION DEFERRED COMPENSATION PLAN, and MOCKENHAUPT, MOCKENHAUPT, COWDEN & PARKS (hereinafter called "Agent").

1. The Trustee hereby appoints the Agent as agent of the Trustee for purposes of making payments, drawn on account maintained by the Agent, of such benefits as are directed by the Plan Administrator.

2. The Plan Administrator hereby appoints the Agent as agent of the Plan Administrator for the purposes of relaying to the Trustee the amount of funds to be transferred each month to the account maintained by the Agent for benefit payments pursuant to Paragraph l hereof.

3. The Agent hereby accepts the foregoing appointments and agrees to the faithful performance of the duties provided in this Paying Agency Agreement.

4. The Company agrees that all terms of the aforesaid agreement governing the Trust relating to the protection of the Trustee in following directions of the Company shall apply to instructions given by the Agent pursuant to Paragraph 2 hereof to the same extent as if such instructions were given directly by the Company to the Trustee.

5. The Agent will provide quarterly reports to the Company of all receipts and disbursements received or made by it from its account. Periodic reports as may be requested by the Company from time to time in writing to the Agent are subject to an additional fee.

6. The Company agrees to defend and indemnify Agent against any and all claims, actions or causes of action, arising out of or in any manner connected with the directions provided to the Agent as to the benefit payments to be made by the Agent during the term of this Paying Agency Agreement.

7. This Paying Agency Agreement may be terminated by written notice from the Trustee and Plan Administrator to the Agent given at least thirty (30) days prior to the effective date of such termination. The Agent may resign as Agent by written notice to the Plan Administrator and the Trustee given at least thirty (30) days prior to the effective date of such resignation.

                                               PNC BANK, NATIONAL ASSOCIATION


                                               By
                                                 -------------------------------
                                               Title
                                                    ----------------------------


                                               MOCKENHAUPT, MOCKENHAUPT,
                                                COWDEN & PARKS, INC.


                                               By
                                                 -------------------------------
                                               Title
                                                    ----------------------------



                                               EDUCATION MANAGEMENT
                                                CORPORATION, individually and as
                                                Plan Administrator


                                               By
                                                 -------------------------------
                                               Title
                                                    ----------------------------

                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION PLAN






















                                 October 1, 1995

                        EDUCATION MANAGEMENT CORPORATION
                           DEFERRED COMPENSATION PLAN


The purpose of the Education Management Corporation Deferred Compensation Plan is to permit certain highly compensated officers of the Company to defer current compensation which cannot be redirected into the Company's Retirement Plan and to supplement the contributions which can be made by the Company to the Retirement Plan and the Employee Stock Ownership Plan.

The plan is designed to provide Company contributions and salary deferral opportunities for individuals whose benefits are otherwise limited as a result of:

  - the limits on salary deferral contributions and/or matching contributions under the nondiscrimination testing requirements of Code Sections 401(k) and 401(m);

  - the limits on compensation which may be recognized for qualified plan purposes under Code Section 410(a)(17); and/or

  - the limits on total annual additions which may be made to a qualified plan in any Plan year under Code Section 415.

                                TABLE OF CONTENTS


ARTICLE I ................................................................     1
         TITLE AND EFFECTIVE DATE

ARTICLE II ...............................................................     2
         DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

ARTICLE III ..............................................................     5
         ELIGIBILITY

ARTICLE IV ...............................................................     6
         DEFERRAL OF COMPENSATION

ARTICLE V ................................................................     7
         COMPANY CREDITS

ARTICLE VI ...............................................................     8
         INVESTMENT CREDITS AND DEBITS

ARTICLE VII ..............................................................     9
         CONDITIONS OF ENTITLEMENT

ARTICLE VIII .............................................................    11
         TIME AND MANNER OF PAYMENT

ARTICLE IX ...............................................................    13
         BENEFICIARY

ARTICLE X ................................................................    14
         ADMINISTRATION OF THE PLAN

ARTICLE XI ...............................................................    15
         CLAIMS PROCEDURE

ARTICLE XII ..............................................................    16
         NATURE OF COMPANY'S OBLIGATION

ARTICLE XIII .............................................................    17
         MISCELLANEOUS

                                    ARTICLE I

                            TITLE AND EFFECTIVE DATE


Section 1.01 Title. This Plan will be known as the Education Management Corporation Deferred Compensation Plan (hereinafter referred to as the "Plan").

Section 1.02 Effective Date. The effective date of this plan is October 1, 1995.

                                   ARTICLE II

                DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT


The following words and phrases have the meanings specified below unless a different meaning is clearly required by the context:

Section 2.01 Beneficiary. "Beneficiary" means the person or persons or the estate of a Participant entitled to receive any benefits under this Plan.

Section 2.02 Board of Directors. The term "Board of Directors" means the Board of Directors of EMC.

Section 2.03 Code. The "Code" is the Internal Revenue Code of 1986, as amended and all pertinent rules and regulations issued thereunder.

Section 2.04 Committee. "Committee" means the Retirement Committee appointed by the Board which shall manage and administer the Plan.

Section 2.05 Company. "Company" means EMC, Education Management Service and Art Institutes International, as well as any other subsidiary or affiliated organizations that choose to participate in this Plan and are authorized by the Board of Directors or the Committee to participate in this Plan with respect to their Participants.

Section 2.06 Compensation. "Compensation" is the total compensation paid to an Executive during any calendar year including any salary deferrals elected by the Executive under plans subject to the requirements of Code Sections 401(k) and 125 and any bonus payments.

Section 2.07 Deferral Agreement. "Deferral Agreement" means the written form which is submitted to the Committee before the relevant Election Date which indicates whether the Executive wishes to defer a portion of his Compensation and indicates the portion of Compensation to be deferred. No Deferral Agreement will be effective until acknowledged by the Company.

Section 2.08 Deferred Compensation. "Deferred Compensation" means the portion of a Participant's Compensation for any calendar year, or part thereof, that has been deferred pursuant to the Plan.

Section 2.09 Discretionary Credits. "Discretionary Credits" are credits made under the Plan equal to the amount which could not be contributed by the Company to the Retirement Plan due to the limitations under Code Sections 401(a)(17) and/or 415.

Section 2.10 Discretionary Credit Account. The "Discretionary Credit Account" is established for each Participant to account for Discretionary Credits.

Section 2.11 Election Date. The "Election Date" is the date established by this Plan as the date before which an Executive must submit a valid Deferral Agreement to the Committee. The applicable Election Dates are as follows: (a) 30 days after adoption of the Plan for employees who are eligible to participate at the time the Plan is adopted, (b) 30 days after a newly eligible employee is notified of his right to participate in the Plan, or (c) December 15 of any calendar year if (a) or (b) above do not apply. The Deferral Agreement will be effective only as to Compensation for services performed subsequent to the election.

Section 2.12 ESOP. The "ESOP" is the Education Management Corporation Employee Stock Ownership Plan.

Section 2.13 ESOP Credits. "ESOP Credits" are credits made under the Plan equal to the amount which would have been contributed to the ESOP by the Company if the limitations under Code Sections 401(a)(17) and/or 415 did not apply.

Section 2.14 ESOP Credit Account. The "ESOP Credit Account" is established for each Participant to account for ESOP Credits.

Section 2.15 Executive. "Executive" is any officer of the Company who is earning at least $118,800 per year and is designated as eligible to participate by the Committee.

Section 2.16 Individual Account. The "Individual Account" is the aggregate for each Participant of the Participant's Salary Deferral Account, Matching Credit Account, Discretionary Credit Account, and/or ESOP Credit Account.

Section 2.17 Matching Credits. The "Matching Credits" are credits made under the Plan in an amount equal to the amount of matching contributions which the Company would have contributed to the Retirement Plan if the Retirement Plan were not subject to the limitations contained under Code Sections 401(k), 401(m), 401(a)(17), and/or 415.

Section 2.18 Matching Credit Account. The "Matching Credit Account" is the account established for each Participant to account for Matching Credits.

Section 2.19 Participant. "Participant" means an Executive who is participating in the Plan.

Section 2.20 Plan. "Plan" means the Education Management Corporation Deferred Compensation Plan, as described in this instrument, as amended from time to time.

Section 2.21 Plan Year. The "Plan Year" is the twelve-month period beginning each January 1 and ending the following December 31. Notwithstanding the foregoing, the first Plan Year will be the three-month period beginning October 1, 1995 and ending December 31, 1995.

Section 2.22 Retirement Plan. "Retirement Plan" means the Education Management Corporation Retirement Plan, as amended from time to time.

Section 2.23 Salary Deferral Credits. "Salary Deferral Credits" are credits made under the Plan in an amount equal to the Compensation deferred by the Participant under a Deferral Agreement.

Section 2.24 Salary Deferral Account. "Salary Deferral Account" is the account established for each Participant (who chooses to defer Compensation) to account for Compensation deferred under a Deferral Agreement.

Section 2.25 Titles. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

Section 2.26 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

                                   ARTICLE III

                                   ELIGIBILITY


Section 3.01 Eligibility. Eligibility for participation in the Plan is determined by the Committee, in its sole discretion, on an individual basis, except that:

                   (a) no Executive will be selected for participation or continued as a participant in this Plan unless he (i) has elected to defer Compensation on a pre-tax basis under the Retirement Plan and is limited in the amount which may be deferred and/or matched by virtue of the nondiscrimination testing under Code Sections 401(k) and 401(m), the limit on compensation under Code Section 401(a)(17), and/or the limit on permissible annual additions under Code Section 415; and/or
         (ii) has not received his full allocation of Company contributions to the ESOP due to the limit on compensation which may be used in calculating benefits under Code Section 401(a)(17) and/or the limit on permissible annual additions to a qualified plan under Code Section 415; and

                   (b) no Executive will be selected for participation or continued as a participant in this Plan if such Executive's participation would cause the Plan to fail to qualify as primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meaning of sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended.

Section 3.02 Participation. An Executive, after having been selected for participation by the Committee, must, as a condition of deferring a portion of his Compensation under the terms of this Plan, complete and return to the Committee a duly executed Deferral Agreement. The Deferral Agreement will be acknowledged by a representative of the Committee and a copy will be returned to the Participant.

Section 3.03 Cessation of Participation. Notwithstanding any Deferral Agreement, an Executive shall cease to participate in the Plan at any time that his participation would not be permitted under Section 3.01 (including retroactively if necessary to preserve the legal status of the Plan) but may be selected by the Committee to resume participation thereafter if and when he again meets the requirements of Section 3.01.

                                   ARTICLE IV

                            DEFERRAL OF COMPENSATION


Section 4.01 Salary Deferral. Each Participant in the Plan may have a percentage of his Compensation (determined without regard to any tax-deferred contributions under this Plan or the Retirement Plan) deferred in accordance with the terms and conditions of this Plan. The percentage of salary to be deferred under this section may not exceed 7% of compensation. The minimum salary deferral is the lesser of (a) $1,000.00 or (b) 1% of Compensation.

Salary deferrals may be suspended for future Plan Years by submitting a completed election form by the last business day of the year immediately preceding the year in which the suspension of the salary deferral is to be effective. A Participant may also change his level of future salary deferrals by submitting a completed election form before the last business day of the year immediately preceding the Plan Year in which the change is to be effective.

Section 4.02 Deferral Agreement. An eligible Executive desiring to defer a portion of his Compensation under the Plan must submit a written Deferral Agreement to the Committee on or before the applicable Election Date. Valid Deferral Agreements filed by the applicable Election Date as provided in Section 2.11(a) or (b) will cause Compensation to be deferred in the calendar year in which such Agreement is made. Deferral Agreements entered into under the conditions of 2.11(c) will cause Compensation to be deferred beginning January 1 of the next calendar year.

Section 4.03 No Deferral Without Agreement. A Participant who has not submitted a valid Deferral Agreement to the Committee before the applicable Election Date may not defer any Compensation for the applicable Plan Year under this Plan.

                                    ARTICLE V

                                 COMPANY CREDITS


Section 5.01 Matching Credits. With respect to amounts deferred under Section 4.01, the Company will credit to the Participant's Matching Credit Account an amount equal to the difference between the amounts described in 5.01(a) and 5.01(b) as follows:

         Section 5.01(a) The amount equal to the matching contribution the Company would have made to the Retirement Plan if the Participant had made a contribution to the Retirement Plan in an amount equal to the sum of the amount actually deferred under the Retirement Plan plus the amount deferred under Section 4.01 of this Plan without regard to the limitations imposed by Sections 401(k), 401(m), 401(a)(17) and/or 415 of the Internal Revenue Code.

         Section 5.01(b) The amount equal to the Company's actual matching contribution to the Retirement Plan for such Plan Year.

Section 5.02 Discretionary Credits. The Company will credit to each Participant's Discretionary Credit Account an amount equal to the excess of (a) the discretionary contribution which would have been made to the Retirement Plan for such Participant but for the limitations under Code Section 401(a)(17) and/or 415 and (b) the discretionary contribution actually made to the Retirement Plan for such Participant.

Section 5.03 ESOP. The Company will credit to each Participant's ESOP Credit Account an amount equal to the excess of (a) the amount of contributions the Company would have contributed to the ESOP for such Participant but for the restrictions contained in Code Sections 401(a)(17) and/or 415 and (b) the amount of contributions actually made to the ESOP for such Participant.

Section 5.04 Timing of Company Credits. The Company will make Matching Credits, Discretionary Credits and ESOP Credits under the Plan as soon as possible after a determination has been made that the full amount of contributions which should otherwise be made on behalf of a Participant cannot be made to the Retirement Plan and/or ESOP without exceeding the required limitations under Code Sections 401(k), 401(m), 401(a)(17), and/or 415.

                                   ARTICLE VI

                          INVESTMENT CREDITS AND DEBITS


Section 6.01 In General. Each Participant's Individual Account will be credited on a daily basis with investment credits or debits equal to the investment gains or losses that would have been experienced if the Participant's Individual Account had been an actual fund of money invested in accordance with the following Section.

Section 6.02 Funds Used to Determine Investment Credits and Debits. The investment credits and debits with respect to a Participant shall be determined as if his Individual Account were actually invested in any one or more of the following investment funds offered by Fidelity Investments:

                   Intermediate Bond Fund
                   Magellan Fund
                   Growth Company Fund
                   Fidelity Asset Manager:  Income
                   Fidelity Asset Manager
                   Fidelity Asset Manager:  Growth
                   Worldwide Fund

For the purpose of determining investment credits and debits, each Participant must specify the percentage of his Individual Account that will hypothetically be considered invested in and/or among the investment funds in increments of 10%, the sum of which equals 100% of the Individual Account. The Participant may specify percentages with respect to existing credit balances, with respect to the future credits, or with respect to both existing credit balances and future credits. Changes in investment selections may be made on any business day of the month.

Section 6.03 Participant Statements. Participants will be provided with quarterly statements of the amounts credited to their Individual Accounts, including Salary Deferral Credits, Matching Credits, Discretionary Credits, ESOP Credits, and investment credits and debits, as of the last day of each calendar quarter.

                                   ARTICLE VII

                            CONDITIONS OF ENTITLEMENT


Section 7.01 Salary Deferral Account. Upon termination of employment with the Company or incidence of disability as described in Section 7.02(d), regardless of age or length of service, a Participant shall be entitled to payment from the Company equal in amount to the balance of his Salary Deferral Account, including investment credits and debits. Upon the death of a Participant while still in the employ of the Company, the Participant's Beneficiary shall be entitled to payment from the Company equal in amount to the balance of the Participant's Salary Deferral Account, including investment credits and debits.

Section 7.02 Matching Credit Account, Discretionary Credit Account and ESOP Credit Account.

                   (a) Normal Retirement. Upon termination of employment after attainment of age 65, a Participant shall be entitled to payment from the Company equal in amount to the balance of his Matching Credit Account, Discretionary Credit Account, and ESOP Credit Account, including investment credits and debits.

                   (b) Early Retirement. Upon termination of employment after attainment of age 55 and completion of seven years of service with the Company, a Participant shall be entitled to payment from the Company equal in amount to the balance of his Matching Credit Account, Discretionary Credit Account, and ESOP Credit Account, including investment credits and debits.

                   (c) Death. Upon the death of a Participant while still in the employ of the Company, the Participant's Beneficiary shall be entitled to payment from the Company equal in amount to the balance of his Matching Credit Account, Discretionary Credit Account, and ESOP Credit Account, including investment credits and debits.

                   (d) Disability. A Participant who, while in the active employ of the Company, becomes unable to engage in any substantial gainful activity by reason of any physical or mental impairment which is expected to result in death or be of a long, continued and indefinite duration, as certified by a written opinion of a physician selected by the Administrator, shall be entitled to payment from the Company equal in amount to the balance of his Matching Credit Account, Discretionary Credit Account, and ESOP Credit Account, including investment credits and debits.

                   (e) Termination of Employment. Upon termination of employment for any reason other than retirement, death or disability, a Participant is entitled to payment from the Company equal in amount to that percentage of his Matching Credit Account, Discretionary Credit Account, and ESOP Credit Account, including investment credits and debits, which corresponds to his length of service based upon the following schedule:

                          Years of Service                          Percentage Entitlement

                              0-2                                                 0%
                              3 years                                            20%
                              4 years                                            40%
                              5 years                                            60%
                              6 years                                            80%
                              7 years or more                                   100%

For this purpose, the number of years of service shall be the same as the number of years of "Service" to the credit of the Participant as that term is defined in the Retirement Plan.

Section 7.03 Forfeiture. Upon termination of employment to which Section 7.02(e) applies, if the Participant has completed fewer than 7 years of service, the percentage of the Participant's Individual Account to which the Participant is not entitled will remain credited to the Participant and will continue to receive investment credits and debits in accordance with the investment choices last issued by the Participant before termination of employment pending a return to participation or a "Break-in-Service" as that term is defined in the Retirement Plan. If the Participant suffers a "Break-in-Service" before returning to participation under this Plan, all amounts standing to his credit under this Plan to which he is not entitled in accordance with this Article are permanently forfeited.

                                  ARTICLE VIII

                           TIME AND MANNER OF PAYMENT


Section 8.01 In General. Payment of the amounts to which the Participant or Beneficiary is entitled under Article VII will be made according to the terms of the Participant's Deferral Agreement and this Plan.

Section 8.02 Payment in Cash. All payments under the Plan will be made in cash only and in any form permitted under the terms of the Deferral Agreement.

Section 8.03 Forms of Payment. The form of payment will be established in the Deferral Agreement. The options available are (i) a lump sum payment to be paid as soon as possible after the stated event entitling the Participant or Beneficiary to payment under the Plan, the value of which will be determined on the date the request for distribution is processed; or (ii) annual installments over a period of not less than 2 years nor greater than 10 years beginning on the date of distribution. The form of payment elected in the Deferral Agreement applies to all amounts credited to the Participant's Salary Deferral Account, Matching Credit Account, Discretionary Credit Account and ESOP Credit Account, including investment credits and debits, while such Deferral Agreement is in effect. The election as to form of payment may not be changed at a later date except as to future credits in accordance with a new Deferral Agreement.

Section 8.04 Time of Payment. Payment shall begin as soon as administratively feasible after the occurrence of an event giving rise to entitlement under
Article VII or thereafter as specified in the Deferral Agreement.

Section 8.05 Loans.  Loans are not permitted.

Section 8.06 Hardship Distribution. The Committee may grant a hardship distribution where a Participant proves severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Extraordinary and unforeseeable circumstances shall not include the need to send a Participant's child to college or the desire to purchase a home.

Hardship distributions shall be permitted only to the extent reasonably needed to satisfy the emergency need. Hardship distribution shall not be permitted to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise; or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or by termination of the Participant's Deferral Agreement under this Plan. Nor shall hardship distribution be made in excess of the balance of the Salary

Deferral Credits standing to the credit of the Participant under the Plan (not including investment credits or debits).

Section 8.07 Taxes. The Participant or Beneficiary is responsible for the payment of any and all taxes applicable to any payment under this Plan including federal, state or local income tax, unemployment tax, FUTA and FICA, although all required withholding will be made.

                                   ARTICLE IX

                                   BENEFICIARY


Section 9.01 Beneficiary Designation. A Participant must designate his Beneficiary to receive benefits under the Plan by completing a Beneficiary designation form. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated. A Participant has the right to change the Beneficiary by submitting to the Committee a Change of Beneficiary form. However, no change of Beneficiary will be effective until acknowledged in writing by the Committee.

Section 9.02 Proper Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee has the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Committee, in good faith and in accordance with the Plan, will fully discharge the Company from all further obligations with respect to that payment.

Section 9.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee, in its sole and absolute discretion may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Committee nor the Company will have any responsibility to see to the proper application of any payments so made.

                                    ARTICLE X

                           ADMINISTRATION OF THE PLAN


Section 10.01 Majority Vote. All resolutions or other actions taken by the Committee will be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting, provided that no member of the Committee shall be entitled to vote on a claim or application made on behalf of that individual.

Section 10.02 Finality of Determination. Subject to the Plan, the Committee will from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee has the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it endeavors to act, whether by general rules or by particular decisions so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee will be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

Section 10.03 Certificates and Reports. The members of the Committee and the officers and directors of the Company are entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

Section 10.04 Indemnification and Exculpation. The Company will indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee will be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification will be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

Section 10.05 Expenses. The expenses of administering the Plan will be borne by the Company.

                                   ARTICLE XI

                                CLAIMS PROCEDURE


Section 11.01 Written Claim. Payment under the Plan will be paid in accordance with the provisions of this Plan and any applicable Deferral Agreement. The Participant, or a designated recipient or any other person claiming through the Participant must make a written request for benefits under this Plan. This written claim must be mailed or delivered to the Committee.

Section 11.02 Denied Claim. If the claim is denied, in full or in part, the Committee will provide a written notice within ninety (90) days setting forth the specific reasons for denial, the Plan provisions upon which the denial is based, any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

Section 11.03 Review Procedure. If the claim is denied and a review is desired, the Participant (or Beneficiary) must notify the Committee in writing within sixty (60) days after receipt of the written notice of denial (a claim shall be deemed denied if the Committee does not take any action within the aforesaid ninety (90) day period). In connection with such a review, the Participant or his Beneficiary may review pertinent documents, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

Section 11.04 Committee Review. The decision on the review of the denial claim will be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. The decision will be written and state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                                   ARTICLE XII

                         NATURE OF COMPANY'S OBLIGATION


Section 12.01 Unfunded, Unsecured Promise to Pay. The Company's obligation under this Plan is an unfunded and unsecured promise to pay benefits as and when due under the Plan. Accordingly, the Plan is unfunded and has no assets. In particular, the difference between the Compensation that the Participant might have received without participating in the Plan and the lesser compensation that the Participant chooses to receive under a Deferral Agreement does not constitute an "employee contribution" and is not an asset of the Participant or the Plan.

The Company may, in its sole discretion, create a grantor trust or otherwise segregate its assets through which it may fulfill its obligation under this Plan. To the extent that any payments are made to Participants or Beneficiaries by a trust established by the Company, the Company will be released from the obligation to make such payments.

Section 12.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities, including the assets of any grantor trust, are and must remain general assets of the Company subject to the claims of its creditors, subject to such limitations as may be set forth in a grantor trust. Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights in any such assets are and remain in the Company, and Participants and their Beneficiaries have only the rights of general, unsecured creditors of the Company.

                                  ARTICLE XIII

                                  MISCELLANEOUS


Section 13.01 Written Notice. Any notice which may be given under the Plan or a Deferral Agreement will be in writing and mailed by United States mail, postage prepaid or through interoffice mail. If notice is to be given to the Company, such notice shall be addressed to the Company at 300 Sixth Avenue, Suite 800, Pittsburgh, PA 15222 for the attention of the Committee or if notice to a Participant, addressed to the address shown on such Participant's Deferral Agreement.

Section 13.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

Section 13.03 Amendment and Termination. EMC retains sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or in part, at any time. This right includes the right to make retroactive amendments. However, no action by EMC under this right shall reduce the Individual Account of any Participant or his Beneficiary. EMC shall exercise its authority under this section by resolution of its board of directors adopted in accordance with its by-laws and applicable corporation law.

Section 13.04 Nontransferability. No sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan is valid or recognized by the Company. Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor are any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

Section 13.05 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) or Beneficiary to successfully enforce his valid rights under this Plan will be paid by the Company in addition to sums due under this Plan.

Section 13.06 Applicable Law. This Plan is governed by the Employee Retirement Income Security Act of 1974, as amended.

Section 13.07 Liability for Actions. No member of the Board of Directors nor any officer or employee of the Company will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will the Company or any trust fund established by the Company be liable to pay any person for any such action unless attributable to fraud or willful misconduct on the part to the director, officer or employee of the Company.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers on __________, 1995, effective as of the 1st day of October, 1995.

Attest:                                  Education Management Corporation


By:                                      By:
   -----------------------------------      ------------------------------------
                                                                Robert A. Cypher

By:                                      By:
   -----------------------------------      ------------------------------------
                                                                William J. Mazur

By:                                      By:
   -----------------------------------      ------------------------------------
                                                              Robert T. McDowell